Exhibit 99.1

2Q 2009 INVESTOR FACT SHEET

CAPSTEAD

CMO
LISTED
NYSE

LONG-TERM INVESTMENT CAPITAL
(in millions)


$333
$420
$440
$661
$860
$1,017
$153
$180
$165
$180
$75
$160
$180
$100
$381
$180
$100
$581
$179
$100
$738
$179
$100
04
05
06
07
08
09*

Long-term Unsecured Borrowings, net
Preferred Stock
Common Stock

*As of June 30, 2009

PORTFOLIO COMPOSITION
(as of June 30, 2009)


68%
32%

Current-Reset ARMs ($5.0 billion)
Longer-to-Reset ARMs ($2.4 billion)

TOTAL ASSETS
(in millions)


$3,688
$4,464
$5,348
$7,209
$7,729
$7,851
04
05
06
07
08
09*

*As of June 30, 2009

Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes.

Our core investment strategy is managing a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of adjustable-rate mortgage, or ARM, securities.

- Over 99% of our investments are issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.
- Agency-guaranteed residential mortgage securities carry an implied AAA credit rating with limited, if any, credit risk.
- Coupon resets on mortgages underlying our ARM securities allow us to eventually recover financing spreads diminished during periods of rising short-term rates.
- During periods of falling interest rates, reductions to interest rates on our borrowings allow us to capture larger financing spreads.
- We employ leverage prudently, allowing for sufficient reserves for price movements and principal payments. As of June 30, 2009 our leverage was 6.63x our long-term investment capital.

We have the EXPERIENCE.

- Oldest mortgage REIT (1985)
- Top 4 executives with the company since 1994 (67 years of combined experience at Capstead)

We have STABILITY.

- Short-duration portfolio conservatively leveraged and appropriately hedged (net duration gap of 5 months at June 30)
- Positions with 17 lending counterparties at June 30

Our STRATEGY.

- Avoid residential credit risk while minimizing, but not eliminating, interest rate risk

CAPSTEAD

2Q 2009 INVESTOR FACT SHEET

CMO
LISTED
NYSE

> 2ND QUARTER 2009 HIGHLIGHTS

- Earnings increased to $42.5 million
- Diluted earnings per common share stable at $0.58
- Total financing spreads increased 15 basis points to an average of 2.31%
- Book value per common share increased $1.14 to $11.48 (end of quarter, or EOQ)
- Portfolio of agency-guaranteed residential ARM securities maintained at $7.6 billion (EOQ)
- Portfolio leverage reduced to 6.63 times long-term investment capital (EOQ)

> QUARTERLY RESULTS

(In thousands, except per share amounts)	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Interest income:					
Mortgage securities and similar investments	$ 81,062	$ 87,884	$ 95,397	$ 99,205	$ 97,332
Overnight investments and swap receivables	133	217	272	346	782
	81,195	88,101	95,669	99,551	98,114
Interest expense:					
Repurchase arrangements and similar borrowings	(31,626)	(39,957)	(65,349)	(60,032)	(55,019)
Unsecured borrowings	(2,187)	(2,187)	(2,187)	(2,186)	(2,187)
	(33,813)	(42,144)	(67,536)	(62,218)	(57,206)
Net interest margins	47,382	45,957	28,133	37,333	40,908
Net income	42,507	42,076	24,302	34,746	36,728
Income available to common stockholders	37,446	37,015	19,240	29,684	31,665
Diluted earnings per share	0.58	0.57	0.32	0.52	0.58
Common dividends per share	0.58	0.56	0.36	0.55	0.59
Common equity raises	5,760	2,677	46,992	25,237	77,143
Common shares outstanding (EOQ)	63,874	63,395	63,135	58,226	56,071

> TOP COMMON STOCKHOLDERS*

Holder	% O/S
Wells Capital Management Inc.	9.32
Barclays Global Investors, N.A.	4.56
Wellington Management Company, LLP	3.65
Thompson, Siegel & Walmsley LLC	3.46
Vanguard Group, Inc.	2.84
Robeco Investment Management, Inc.	2.83
Highland Capital Management, L.P.	2.55
State Street Global Advisors	2.27
Loomis, Sayles & Company, L.P.	1.96
American Century Investment Management	1.87

*% based on available data and shares outstanding as of August 6, 2009

> ANALYSTS

Firm	Rating*
BGB Securities, Inc.	Buy
Deutsche Bank	Buy
FBR Capital Markets	Outperform
Fox-Pitt Kelton	Outperform
JMP Securities LLC	Outperform
Keefe, Bruyette & Woods	Market Perform
RBC Capital Markets	Outperform
Sterne Agee	Neutral
Stifel Nicolaus	Buy

*As of August 6, 2009

Capstead Mortgage Corporation > 8401 North Central Expressway, Suite 800, Dallas, TX 75225
PH 800.358.2323 / E invrel@capstead.com / www.capstead.com

TOTAL FINANCING SPREAD
(basis points)


163
193
164
117
216
231
Q1 08
Q2 08
Q3 08
Q4 08
Q1 09
Q2 09

> COMMON STOCK INFORMATION

NYSE Ticker:
CMO

Price as of 08/06/09:
$13.49

52-wk. High/Low:
$13.74/$7.73

2Q Dividend:
$0.58

Dividend Yield:
(based on annualized 2Q dividend)
17.2%

2Q Avg. Daily Vol.:
819K shares

> SERIES A/SERIES B PREFERRED STOCK INFO

NYSE Ticker:
CMOPRA/CMOPRB

Price as of 08/06/09:
$21.70/$13.88

Call Price:
$16.40/$12.50

Liquidation Value:
$16.40/$11.38

Conversion Ratio:
1.5773/0.6082

Annual Dividend:
$1.60/$1.26